Bacterin Announces the Appointment of a Vice President of Sales

BELGRADE, Mont.—(BUSINESS WIRE) — May 1, 2014 — Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, is pleased to announce the addition of Melanie Head as Vice President of Sales. Ms. Head brings extensive experience in the management of medical sales operations, particularly in growth-stage organizations.

“Ms. Head’s vast experience creating and leading sales organizations in the medical industry made her an ideal addition to Bacterin’s management team” said Dan Goldberger, Bacterin President and CEO. “She has the appropriate knowledge, leadership, and skill set to help Bacterin expand on its recent sales momentum, and continue to drive growth and positive results.”

Melanie Head has over 20 years of experience in the medical device industry serving in various sales positions.  Prior to joining Bacterin, Ms. Head was the Vice President of Sales and Marketing for Lumenis, Inc., where she had responsibility for $75 million in revenue and 60 field personnel,  Ms. Head has held many executive sales positions during her career, including positions as director for Medtronic Physio-Control, Draeger Medical, and Nihon Kohden.  In addition, she has held national accounts roles, including government accounts.

Ms. Head began her career in finance and is a CPA, with a BA in Accounting and Business Data Systems from University of Texas at San Antonio. Ms. Head will be responsible for management of the sales operation for Bacterin, including implementation of strategic sales initiatives and expanding Bacterin’s existing training program.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com

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